SEVERANCE AGREEMENT
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     This  Severance  Agreement  (the  "Agreement")  is  made  this  18th day of
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September,  1998,  by and between G. George Fox (hereinafter "Fox") and American
Bingo  &  Gaming  Corp.  (hereinafter  "ABG").

     WHEREAS  Fox  is  a  member  of  the  Board  of  Directors  of  ABG;

     WHEREAS Fox's continued participation as a member of the Board of Directors of ABG will require a substantial amount of travel and time which will conflict with Fox's other business commitments;

     WHEREAS Fox and ABG have made a joint determination that, subject to certain terms of separation being agreed to between Fox and ABG, it may be in the best interest of Fox and ABG for Fox to resign from the Board of Directors; and

     WHEREAS ABG acknowledges with appreciation Fox's service to ABG and agrees to accept Fox's resignation;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and the terms set forth below, the parties agree as follows:

     1.   Resignation.  Fox  hereby  agrees  that,  subject  to (i) the Board of
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          Directors of ABG duly authorizing  this Agreement,  (ii) an authorized officer of ABG  executing  and  delivering  to Fox this  Agreement and
          (iii) ABG taking each of the actions set forth herein, Fox will tender his resignation from all positions held with ABG and its subsidiary companies (if any).

     2.   Reimbursement.  ABG does hereby agree to  reimburse  and pay to Fox as
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          soon as reasonably possible,  and in no event later than five business days following the date of this Agreement, $17,000.

     3.   Stock  Options.  Fox has been duly issued  options to purchase  27,000
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          shares  of ABG's  Common  Stock,  par value  $0.001  per  share,  (the
          "Options") pursuant to ABG's 1997 Stock Option Plan (the "Plan"). ABG does hereby represent and agree that it has or will contemporaneously with the approval and execution of this Agreement (i) take all actions necessary to accelerate Fox's right to exercise the Options to a time prior to his planned resignation from the Board of Directors and (ii) take all actions necessary to approve and confirm that Fox's Options will not expire due to his resignation from the Board of Directors and to assure that such Options will otherwise be exercisable by Fox through April 20, 2003 in accordance with the terms of the Plan and the agreement under which his Options were provided.

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     4.   Post Resignation  Remarks.  ABG acknowledges with  appreciation  Fox's
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          service to ABG and agrees that, except as may otherwise be required by law, ABG shall not and shall advise and direct its officers, directors, employees and agents within its control not to make, repeat or publish any remark, comment or other statement in an attempt to
          defame,  disparage  or  detract  from  Fox's  character,   reputation,
          professional standing or business. Likewise, Fox agrees that, except as may otherwise be required by law, Fox shall not make, repeat or publish any remark, comment or other statement in an attempt to
          defame,   disparage  or  detract  from  the   character,   reputation,
          professional standing or business of ABG or any of its officers, directors, employees or agents.

     5.   Confidentiality.  Fox hereby acknowledges,  represents and agrees that
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          he will  maintain  the  confidentiality  of all  information  obtained
          regarding   ABG,   including  but  not  limited  to  its   operations,
          management, financial matters, plans and other material data, and that he will not in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any
          such  confidential   information  concerning  ABG.  However,  Fox  may
          disclose any information required by law to be disclosed by Fox after Fox has notified ABG of such requirement and given ABG the opportunity to review the information to be disclosed.

     6.   Fox  Global  Release.  ABG,  on behalf of itself  and on behalf of its
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          officers  and  directors,  hereby  releases Fox from any and all past, present or future claims, demands, actions, causes of action, costs, judgments, expenses, attorney's fees, damages and all liabilities whatsoever at law or in equity, whether known or unknown, that they may have, claim to have, or have ever had, against Fox arising from any and all causes of action, whether intentional, wanton, reckless, malicious, negligent, grossly negligent, or inadvertent, in contract or in tort, including any claims relating to any misrepresentations, disclosures and/or failures to disclose in connection with all matters, and including but not limited to those matters relating to Fox's involvement on the Board of Directors of ABG. In this regard, the parties to this Agreement intend for the release provided by this Agreement to cause, to the fullest extent permitted by law and at equity, the complete and final discharge and extinguishing of all claims and causes of action against Fox, whether known or unknown, involving the parties hereto, for all time up to and including the date of this Agreement. ABG agrees to indemnify and hold Fox harmless from and against any and all costs, judgments, expenses, attorney's fees, damages or liabilities whatsoever relating to any and all claims that may be brought against Fox in connection with his position as a member of the Board of Directors of ABG to the fullest extent authorized by Delaware law as provided in paragraph 7 of the Certificate of Incorporation of ABG, as amended October 17, 1994.

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     7.   ABG Release.  Except as expressly set out herein,  Fox hereby releases
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          ABG and its officers and directors  from any and all past,  present or future claims, demands, actions, causes of action, costs, judgments, expenses, attorney's fees, damages and all liabilities whatsoever at law or in equity, whether known or unknown, that he may have, claim to have, or have ever had, against ABG and its officers and directors arising from any and all causes of action, whether intentional,
          wanton,  reckless,   malicious,   negligent,   grossly  negligent,  or
          inadvertent, in contract or in tort, including but not limited to any claims relating to any misrepresentations, disclosures and/or failures to disclose in connection with all matters, and including but not limited to those matters relating to his Options, and those matters relating to his position as a member of the Board of Directors of ABG. In this regard, the parties to this Agreement intend for the release provided by this Agreement to cause, to the fullest extent permitted
          by  law  and  at  equity,   the  complete  and  final   discharge  and
          extinguishing of all claims and causes of action against ABG, whether known or unknown, involving the parties hereto, for all time up to and including the date of this Agreement. The above notwithstanding, this release shall not release ABG from (A) any of its obligations set out in this Agreement, or (B) any release, defense, indemnity, right of contribution or other recovery owed by ABG to Fox for any claims, demands, actions, causes of action, costs, judgments, expenses, attorney's fees, damages or liabilities whatsoever at law or in equity to the extent this release, defense, indemnity, right of contribution or other recovery would otherwise have been provided to Fox pursuant to the terms of the current Certificate of Incorporation of ABG, the current By-Laws of ABG or as otherwise provided by applicable law. In addition, to the extent any insurance product would provide Fox any protection, release, defense, indemnity, right of contribution or other recovery relating to a claim, including but not limited to director's and officer's insurance, this release shall not act to release Fox's claim or rights to claim to the extent it would limit his rights to the protections otherwise provided under those insurance products, nor shall it be construed in a manner which in any way reduces or eliminates coverage otherwise available to him under those insurance products.

     8.   Governing Law. This  Agreement  shall be governed by and construed and
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          enforced in accordance with the laws of the State of South Carolina.

     9.   Future Agreement.  This Agreement comprises the entire agreement, oral
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          and written, between and among the released parties with regard to the subject matter of the Agreement. This Agreement may not be amended in any respect except by writing, duly executed by the released parties and/or the authorized representatives of the released parties.

     10.  Severability. If any provision of this Agreement or any portion of any
          ------------
          provision of this Agreement is at any time deemed or declared void, voidable or unenforceable, then such provision or portion of such provision is severable from the remainder of the Agreement and the remainder of this Agreement shall be fully enforced.

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     11.  Further  Assurances.  The  parties  shall  from time to time  promptly
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          execute and deliver such further instruments,  documents or papers and perform all acts necessary or proper to carry out and effect the terms and provisions of this Agreement.

     12.  Counterparts and Fax Signature Pages. It is understood and agreed that
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          this  Agreement  may be executed in duplicate  counterpart  originals, each of which shall be deemed an original for all purposes. Signatures need not be in original and a facsimile and/or copy bearing a copied or facsimile signature shall suffice as a binding signature for this Agreement.

     13.  Supersedes  Prior  Agreements.  It is understood  and agreed that this
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          Agreement  contains  the entire  agreement  between  the  parties  and
          supersedes  any  and  all  prior   agreements  and   arrangements   or
          understandings between the parties relating to the subject matter hereof. No oral understanding, statements, promises or inducements contrary to the terms of this Agreement exist. This Agreement cannot be changed or terminated orally.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


WITNESSES:


/s/  Madelyn  Kravitz              /s/  G.  George  Fox
---------------------              --------------------
                                        G.  George  Fox


WITNESSES:                    AMERICAN  BINGO  &  GAMING  CORP.


/s/  Daniel  J.  Fritze            /s/  Andre  M.  Hilliou
-----------------------            ---------------------------------------------
                                   By:  Andre  M.  Hilliou,  President  and  CEO

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